UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 8, 2018

Date of Report

TAPIMMUNE INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37939	45-4497941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 West Forsyth Street, Suite 200 Jacksonville, FL		32202
(Address of principal executive offices)		(Zip Code)

904-516-5436
(Issuer's telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 8, 2018, TapImmune Inc. (the “Company”) entered into Securities Purchase Agreements (the “Securities Purchase Agreements”) for a private placement (the “Private Placement”) with a select group of institutional and accredited investors (the “Purchasers”). Pursuant to the Securities Purchase Agreements, the Purchasers have agreed to purchase 17,500,000 shares of the Company’s common stock, par value $0.001, at $4.00 per share, for gross offering proceeds of $70 million. Each share of common stock will be issued with a warrant to purchase 0.75 additional shares of the Company’s common stock at an exercise price of $5.00 per share (each a “Warrant” and collectively the “Warrants”) for an aggregate of 13,125,000 Warrants. In accordance with NASDAQ Stock Market Rule 5635, the completion of the issuance and sale of the common stock and Warrants pursuant to the Securities Purchase Agreements is subject to the approval of the Private Placement by the Company’s shareholders.

The Warrants will be immediately exercisable upon issuance at closing and will have a term of five years. Subject to obtaining shareholder approval of the Private Placement, the issuance and sale of the common stock and Warrants pursuant to the Securities Purchase Agreements is expected to close concurrently with the Company’s merger with Marker Therapeutics, Inc. that was previously announced on May 15, 2018. In addition, the Company granted the Purchasers certain registration rights with respect to the shares of common stock and the shares of common stock to be received pursuant to the exercise of the Warrants. A form of the Securities Purchase Agreements and forms of Warrants to be issued and sold to the Purchasers in the Private Placement are filed herewith as Exhibits 10.1, 4.1 and 4.2, and are incorporated herein by reference, and the above description of the material terms of the Securities Purchase Agreements and Warrants are qualified in their entirety by reference to these exhibits. A copy of the Company’s press release announcing the Private Placement is filed herewith as Exhibit 99.1.

Neither the shares of common stock nor the additional shares of common stock to be issued pursuant to the exercise of the warrants have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements.

Piper Jaffray & Co. acted as sole lead placement agent and Nomura Securities International, Inc. acted as co-placement agent in connection with the Private Placement, and the Company agreed to pay customary placement fees and reimburse certain expenses of the placement agents.

Item 3.02. Unregistered Sale of Equity Securities.

The information provided in Item 1.01 above is incorporated by reference into this Item 3.02.

The securities are being offered and will be sold in reliance upon exemption from registration provided by Section 4(a)(2) of the Securities Act.  In determining that the offer and sale of the securities will qualify for an exemption under Section 4(a)(2), the Company relied on the following facts: (i) all of the purchasers were accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act, (ii) the Company did not use any form of general solicitation or advertising to offer the common stock or Warrants; and (iii) the investment intent of the Purchasers.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits
4.1	Form of Warrant

4.2	Form of Warrant

10.1	Form of Securities Purchase Agreement

99.1	Press Release of TapImmine, Inc. dated June 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAPIMMUNE INC.

Date: June 8, 2018	By:	/s/ Michael Loiacono
	Name:	Michael Loiacono
	Title:	Chief Financial Officer